As filed with the Securities and Exchange Commission on August 5, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRAWFORD & COMPANY

(Exact name of Company as specified in its charter)

Georgia	58-0506554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Summit Boulevard, Atlanta, Georgia 30319

(Address of Principal Executive Offices) (Zip Code)

Crawford & Company U.K. Sharesave Scheme

(Full title of the plan)

R. Eric Powers, III

Associate General Counsel and Assistant Corporate Secretary

Crawford & Company

1001 Summit Boulevard

Atlanta, Georgia 30319

(Name and address of agent for service)

(404) 300-1000

(Telephone number, including area code, of agent for service)

With a copy to:

Bryan E. Davis, Esq.

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309-3053

(404) 581-3939

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $1.00 par value	1,000,000 (1)	$6.565 (2)	$6,565,000 (2)	$895.47 (2)

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), there are also registered hereunder such indeterminate number of additional securities as may become available for issuance pursuant to the Crawford & Company U.K. Sharesave Scheme as a result of the antidilution provisions contained therein.
(2)	Estimated solely for the purpose of computing the registration fee, pursuant to Rules 457(h) and (c) under the Securities Act.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) relating to the Crawford & Company (“we,” “our,” “us” or the “Company”) U.K. Sharesave Scheme, as amended (the “Plan”), is being filed with the Securities and Exchange Commission (the “Commission”) to register additional securities of the same class as other securities for which previously filed registration statements on Form S-8 (Registration Nos. 333-140310 and 333-87465, together, the “Original Filings”) relating to the Plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Original Filings, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission and are incorporated herein by this reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission on March 18, 2013 (including the portions of the Company’s proxy statement for its 2013 annual meeting of shareholders incorporated by reference therein);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Commission on May 6, 2013;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the Commission on August 5, 2013;

(d)	The following Current Reports on Form 8-K of the Company:

•	Current Report on Form 8-K filed with the Commission on May 13, 2013;

•	Current Report on Form 8-K filed with the Commission on July 11, 2013;

•	Current Report on Form 8-K filed with the Commission on August 1, 2013; and

(e)	The description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on July 16, 1990.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), before the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of the Registration Statement from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed). Any statement contained in a later-dated document supplements, modifies or supersedes any other statement contained in an earlier-dated document.

Item 5. Interests of Named Experts and Counsel.

The legality of the shares of Class A common stock offered hereby is being passed upon by R. Eric Powers, III, Esq., Associate General Counsel and Assistant Corporate Secretary of the Company.

Item 8. Exhibits.

Exhibit No	Description

5.1	Opinion of R. Eric Powers, III, Esq.

15.1	Letter regarding unaudited interim financial information (incorporated by reference to Exhibit 15.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).

23.1	Consent of R. Eric Powers, III, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page).

99.1	Crawford & Company U.K. Sharesave Scheme, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of August, 2013.

CRAWFORD & COMPANY

By:	/s/ Jeffrey T. Bowman
Name:	Jeffrey T. Bowman
Title:	President & Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen W. Nelson and R. Eric Powers, III, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey T. Bowman	President and Chief Executive Officer and Director (principal executive officer)	August 5, 2013
Jeffrey T. Bowman

/s/ W. Bruce Swain	Executive Vice President and Chief Financial Officer (principal financial officer)	August 5, 2013
W. Bruce Swain

/s/ W. Forrest Bell	Vice President and Controller (principal accounting officer)	August 5, 2013
W. Forrest Bell

/s/ Harsha V. Agadi	Director	August 5, 2013
Harsha V. Agadi

/s/ P. George Benson	Director	August 5, 2013
P. George Benson

/s/ Jesse C. Crawford	Director	August 5, 2013
Jesse C. Crawford

/s/ Roger A.S. Day	Director	August 5, 2013
Roger A.S. Day

Signature	Title	Date

/s/ James D. Edwards	Director	August 5, 2013
James D. Edwards

/s/ Russel L. Honoré	Director	August 5, 2013
Russel L. Honoré

/s/ Joia M. Johnson	Director	August 5, 2013
Joia M. Johnson

/s/ Charles H. Ogburn	Director	August 5, 2013
Charles H. Ogburn

EXHIBIT INDEX

Exhibit No	Description

5.1	Opinion of R. Eric Powers, III, Esq.

23.2	Consent of Independent Registered Public Accounting Firm.

99.1	Crawford & Company U.K. Sharesave Scheme, as amended to date.